As filed with the Securities and Exchange Commission on April 28, 2004
                    Registration No. _______________________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                Superclick, Inc.
                                ----------------
             (Exact name of registrant as specified in its charter)

            Washington                                            52-2219677
            ----------                                            ----------
  (State or other jurisdiction                                  (IRS Employer
of incorporation or organization)                            Identification No.)

                        23332 Mill Creek Drive Ste. 230,
                             Laguna Hills, CA 92653
                                 (858) 518-1387
                                 --------------
              (Address, Including Zip Code and Telephone Number, of
                          Principal Executive Offices)


                        2004 Incentive Stock Option Plan
                        --------------------------------
                            (Full Title of the Plan)

     Todd M. Pitcher                    Copy to:
     Superclick, Inc.                   Law Office of Michael L. Corrigan
     23332 Mill Creek Dr. Ste. 230      7770 Regents Rd. #113-401
     Laguna Hills, CA 92653             San Diego, CA 92122-1967
     (858) 518-1387                     (858) 362-1440


                               Amount
                                To Be         Proposed          Proposed         Amount of
  Title of Securities        Registered        Maximum      Maximum Aggregate   Registration
   To Be Registered         Per Share (1)   Offering Price    Offering Price        Fee
   ----------------         -------------   --------------    --------------        ---
Common Stock, par value
  $.0006 per share

2004 Non-Statutory Stock
  Option Plan . . . . . . .   2,000,000         $ .78           $1,560,000        $197.65

TOTAL:. . . . . . . . . . .   2,000,000         $ .78           $1,560,000        $197.65

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low prices of the common stock of the Registrant as traded in the over-the counter market and reported on the OTC Electronic Bulletin Board of the National Association of Securities Dealers on April 27, 2004.


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION

Pursuant to the Note to Part I of the Form S-8, the information required by Part I is not filed with the Securities and Exchange Commission.

ITEM 2. INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Registrant will provide without charge to each person to whom a copy of a
Section 10(a) Prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated in this Registration Statement by reference. Requests for such information should be directed to Superclick, Inc., 23332 Mill Creek Drive, Ste. 230, Laguna Hills, CA 92653 (858) 518-1387.
                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are incorporated by reference in this registration statement.

a) Registrant's Annual Report on Form 10-KSB for the fiscal year ended October 31, 2003 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

b) All other reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-KSB referred to in (a) above.

c) The description of the common stock, $.0006 par value per share (the "Common Stock") of the Registrant is contained in the Registrant's registration statement on Form 10-KSB, as amended, as filed with the Securities and Exchange Commission on August 20, 2003.

All documents filed by the Registrant pursuant to Section 13 (a), 13 (c), 14 and 15 (d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in this registration statement, in a supplement to this registration statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed supplement to this registration statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable. The class of securities to be offered is registered under
Section 12 of the Exchange Act.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock registered in this registration statement has been passed upon by the Law Offices of Michael L. Corrigan, whose opinion is attached hereto as Exhibit 5.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Generally, Sections RCW 23B.08.510 through RCW 23B.08.570 of the Washington Business Corporation Act empowers a Washington corporation to indemnify any person for claims arising against the person for serving as a present or former director, officer, employee, or agent of the corporation. Indemnity is available only if the person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. If the claim is a criminal action, indemnification may be available only if the person had no reasonable cause to believe his or her conduct was unlawful. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the claim.

A Washington corporation may also indemnify persons against expenses (including attorneys' fees) incurred for actions brought by or on behalf of the corporation subject to the conditions discussed above, except that no indemnification is permitted in respect of any claim as to which person shall have been found to be liable to the corporation unless a court determines that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity.

To the extent the person is successful in defending a claim described in the preceding two paragraphs, the corporation must indemnify the person against expenses (including attorneys' fees) actually and reasonably incurred. The indemnification and advancement of expenses provided for in the sections set forth above is not exclusive of any other rights to which the person may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS

     Exhibits No.       Description
     ------------       -----------

         4.1    2004 Incentive Stock Option Plan.
         5.1    Opinion of Counsel, Law Offices of Michael L Corrigan.
        23.1    Consent of Counsel (included in Exhibit 5.1 hereto).
        23.2    Consent  of Bedinger & Company


ITEM 9. UNDERTAKINGS

The Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. For determining liability under the Securities Act of 1933, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at the time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES
                                SUPERCLICK, INC.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Laguna Hills, State of California on the 29th day of April, 2004.


                           By: /s/ John Glazik
                               ----------------
                               John Glazik
                               President and CEO


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicates and on the dates indicated.


                                        Title               Date

         /s/ Todd M. Pitcher           Chairman         April 9, 2004
         --------------------
         Todd M. Pitcher


         /s/ Ronald Fon                Director         April 29, 2004
         --------------------
         Ronald Fon


         /s/ Hugh Renfro               Director         April 29, 2004
         --------------------
         Hugh Renfro